POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints WILLIAM S. BURNS, LAURA CRISCIONE, ROBERT A. SCHWARTZ and GREGORY KRAUSS signing singly, as the undersigneds true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of ConnectOne Bancorp, Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 and 5 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority;

(3) take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the SEC utilizing the SEC's Electronic Data Gathering and Retrieval
(EDGAR) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;

(4) act as an account administrator for the undersigneds EDGAR account, including (a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (b) maintaining the security of the undersigneds EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigneds EDGAR account dashboard;
(d) acting as EDGAR point of contacts with respect to the undersigneds EDGAR account and (e) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

(5) take any other action of any type whatsoever in connection with the foregoing which; in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of June 2025.


/s/ Joseph T. Javitz
____________________________________
Name: Joseph T. Javitz